AVERAGE ANNUAL TOTAL RETURN COMPUTATION
NO-LOAD                                                               EXHIBIT 16


FUND:  BJB GLOBAL INCOME

                    n

     FORMULA:  P(1+T) = ERV

       Where:          P = a hypothetical initial payment of $1,000

                       T = average annual total return

                       n = number of years

                     ERV = Ending Redeemable Value of a hypothetical
                           $1,000 payment made at the beginning of the 1, 5, or 10 year (or other) periods at the end of the 1, 5, or 10 year (or other) periods (or fractional portion thereof).


SALES LOAD:  Total return figures assume that the maximum 0.00%
             sales load has been deducted from the hypothetical
     $1,000 initial investment.

                                                                      AVERAGE
                          DATES               ENDING                ANNUAL RATE
     PERIOD              COVERED          REDEEMABLE VALUE           OF RETURN            * FORMULA
---------------------------------------------------------------------------------------------------------------------------------
   FROM FUND             07/01/92             $1,048.62               15.27%              @RATE (1,048.62, 1,000, 0.33)
INCEPTION** to           10/31/92


   ** Period =   0.33 Years


          * LOTUS 123 @RATE function:


                 @RATE (fw,pv,term) The periodic interest rate necessary for present value "pv", to grow to future
                                     value "fv", over the number of compounding periods in "term".

                   1/n
                 fv
                 -- - 1
                 pv

                     THE BOSTON COMPANY ADVISORS
                   MUTUAL FUND HYPOTHETICAL ANALYSIS


                                                               Exhibit 16


BJB INTERNATIONAL EQUITY(A)
Initial Investment:   $1,000           Period: 10/15/93 - 03/94
Growth figures include a sales charge impact of a 4.00% Front-End load.


                       Growth of    Value of       Growth of
                       Initial      Reinvested     Investment with
Date         NAV       Investment   Distributions  Distributions Reinvested

10/05/93     12.00       $960          $0                  $960
10/93        13.10     $1,048          $0                $1,048
11/93        12.97     $1,038          $0                $1,038
12/93        15.56     $1,245          $0                $1,245
01/94        15.68     $1,254          $0                $1,254
02/94        13.55     $1,084          $0                $1,084
03/94        12.06     $965            $0                $965

                         THE BOSTON COMPANY ADVISORS
                      MUTUAL FUND HYPOTHETICAL ANALYSIS


BJB INTERNATIONAL EQUITY(S)
Initial Investment:     $1,000      Period: 11/29/93 - 03/94
Growth figures include a sales charge impact of a 4.00% Back-End Load.


                     Growth of      Value of          Growth of
                     Initial        Reinvested        Investment with
Date       MAV       Investment     Distributions     Distributions Reinvested

11/29/93   13.01      $1,000             $0                $1,000
11/93      12.97        $997             $0                  $997
12/93      15.56      $1,196             $0                $1,196
01/94      15.68      $1,205             $0                $1,205
02/94      13.55      $1,042             $0                $1,042
03/94      12.06        $890             $0                  $890

                                 Julius Baer
                                  April 1994




                                                                     Load Adj
                                                                        Total
                                                                       Return
                                                                     Incep to
                                                                     Mar 94



                                                 Julius Baer

               BJB INTERNATIONAL EQUITY (A)                            -3.52
               BJB INTERNATIONAL EQUITY (B)                           -11.01